                        SUPPLEMENT DATED OCTOBER 26, 1998
               TO SUPPLEMENTS DATED OCTOBER 13, AUGUST 17, JULY 16,
                    MAY 22, MAY 4, APRIL 3, APRIL 1, MARCH 23,
            FEBRUARY 25, AND JANUARY 21, 1998, AND DECEMBER 19, 1997,
                      TO PROSPECTUS DATED NOVEMBER 26, 1997

                              COSTCO COMPANIES, INC.

     The following table sets forth certain information as of October 26, 1998 concerning additional securities that were acquired by Nomura International PLC since it was last named as a Selling Securityholder in the Prospectus or the Prospectus Supplements.


                                        FACE AMOUNT OF        SHARES OF COMMON
                                    NOTES OWNED PRIOR TO    STOCK OWNED PRIOR TO
          SELLING SECURITYHOLDER         OFFERING ($)            OFFERING(1)
          ----------------------         ------------            -----------
         Nomura International PLC       $31,000,000(2)            351,989(2)

--------------------
(1)  Includes the Shares into which the Notes are convertible.

(2) Includes securities previously registered, without adjustment for securities that may have been sold.


            The date of this Prospectus Supplement is October 26, 1998.